STRUCTURING FEE AGREEMENT


                                                            September [__], 2015


Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036


Ladies and Gentlemen:

      This agreement is between First Trust Advisors L.P. (the "Adviser"), Henderson Global Investors (North America) Inc. (the "Investment Sub-Adviser"), Henderson Investment Management Limited (the "Sub-Sub-Adviser," and together with the Adviser and the Investment Sub-Adviser, the "Companies") and Morgan Stanley & Co. LLC ("Morgan Stanley") with respect to First Trust Dynamic Europe Equity Income Fund (the "Fund").

      1. Fee. (a) In consideration of advice to the Companies relating to, but not limited to, the design and structuring of, and marketing assistance with respect to, the Fund and the distribution of the Fund's common shares of beneficial interest, par value $0.01 per share (the "Shares"), including without limitation, views from an investor market and distribution perspective on (i) diversification, proportion and concentration approaches for the Fund's investments in light of current market conditions, (ii) marketing issues with respect to the Fund's investment policies and proposed investments, (iii) the proportion of the Fund's assets to invest in the Fund's strategies and (iv) the overall marketing and positioning thesis for the Fund's initial public offering of its Shares (the "Offering"), the Companies shall pay a fee to Morgan Stanley calculated at 1.35% of the aggregate price to the public of the Shares sold by Morgan Stanley in the Offering (including any Shares over-allotted by Morgan Stanley in the Offering regardless of whether the over-allotment option in the Offering is exercised), equal to $[__] (the "Fee"), of which $[__] shall be paid by the Adviser and $[__] shall be paid by the Investment Sub-Adviser. Subject to paragraph (b), the Fee paid to Morgan Stanley shall not exceed [__]% of the total price to the public of the Shares sold by the Fund in the Offering. In the event the Offering does not proceed, Morgan Stanley will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to Morgan Stanley pursuant to the terms of the principal underwriting agreement relating to the Offering (the "Underwriting Agreement").

      (b) Notwithstanding paragraph (a), in the event that a Company (or the Fund or any person or entity affiliated with a Company, the Fund or any sub-adviser to the Fund or acting on behalf of or at the direction of any of the foregoing) compensates or agrees to compensate any other broker or dealer participating in the Offering (each, an "Other Broker") for any services or otherwise in connection with the Offering or with respect to the Fund or its

Shares (excluding for this purpose any compensation paid directly to the entire underwriting syndicate, as a group, pursuant to the Underwriting Agreement), whether such compensation be denominated a fee, an expense reimbursement, a set-off, a credit or otherwise (such compensation with respect to any Other Broker, such Other Broker's "Other Compensation"), then the amount of the Fee shall be increased as and to the extent necessary so that the Fee payable to Morgan Stanley hereunder, expressed as a percentage of the aggregate price to the public of the Shares sold by Morgan Stanley in the Offering (including any Shares over-allotted by Morgan Stanley in the Offering regardless of whether the over-allotment option in the Offering is exercised), is no less than the Other Compensation, expressed as a percentage of the aggregate price to the public of the Shares sold by such Other Broker in the Offering (including any Shares over-allotted by such Other Broker in the Offering regardless of whether the over-allotment option in the Offering is exercised). For the avoidance of doubt, Other Compensation shall not include compensation received by [__] relating to Shares that were not sold by [__].

      (c) The Companies shall pay the Fee to Morgan Stanley on the closing of the purchase and sale of the Shares pursuant to the Underwriting Agreement on September [__], 2015, by wire transfer to the order of Morgan Stanley using the following wire instructions:

      Citibank, N.A.
      Account: Morgan Stanley & Co.
      Account #: 388-90-774
      ABA #: 021-000-089
      Attention: Laura Cheng
      Ref: First Trust Dynamic Europe Equity Income Fund

      Please notify "fidfinalsettle@morganstanley.com" when the wire is sent.

      (d) The Companies acknowledge that the Fee is in addition to any compensation Morgan Stanley earns in connection with its role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the services described above.

      2. Term. This Agreement shall terminate upon payment of the entire amount of the Fee, as specified in Section 1 hereof, or upon the termination of the Underwriting Agreement without the Shares having been delivered and paid for, except as provided in Sections 3 and 4.


      3. Indemnification. The Companies agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

      4. Confidential Advice. None of any advice rendered by Morgan Stanley to the Companies or any communication from Morgan Stanley in connection with the services performed by Morgan Stanley pursuant to this Agreement will be quoted or referred to orally or in writing, or reproduced or disseminated, by the Companies or any of their affiliates or any of their agents, without Morgan Stanley's prior written consent, except (i) a Company may disclose the foregoing to any regulatory authority in response to a regulatory proceeding, process, inquiry or request, so long as the Company gives Morgan Stanley prompt notice thereof unless in the reasonable opinion of the Company's counsel it is not legally able to do so, (ii) to the extent otherwise required by law, judicial process or applicable regulation (after consultation with, and approval (not to be unreasonably withheld) as to form and substance by, Morgan Stanley and its counsel, unless in the reasonable opinion of a Company's counsel it is not legally able to so consult) and (iii) on a confidential need-to-know basis, to the Fund and its officers and trustees and their legal counsel, auditors and other advisors. This confidentiality provision will terminate eighteen months from the date first written above.

      5. Not an Investment Adviser. The Companies acknowledges that Morgan Stanley is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Morgan Stanley, and Morgan Stanley is not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Companies' engagement of Morgan Stanley is not intended to confer rights upon any person (including the Fund or any shareholders, employees or creditors of the Companies or the Fund) not a party hereto as against Morgan Stanley or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns.

      6. Not Exclusive. Nothing herein shall be construed as prohibiting Morgan Stanley or its affiliates from acting as an underwriter or financial advisor or in any other capacity for any other persons (including other registered investment companies or other investment managers). Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between Morgan Stanley and the Companies. In addition, nothing in this Agreement shall be construed to constitute Morgan Stanley as the agent or employee of the Companies or the Companies as the agent or employee of Morgan Stanley, and neither party shall make any representation to the contrary. It is understood that Morgan Stanley is engaged hereunder solely to provide the services described above to the Companies and that Morgan Stanley is not acting as an agent or fiduciary of, and Morgan Stanley shall not have any duties or liability to, the current or future partners or equity owners of the Companies or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Companies have the authority to waive such duties and liabilities.

      7. Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

      8. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

      9. Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum. Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party at the address provided in Section 11 shall be deemed effective service of process on such party. EACH OF MORGAN STANLEY AND THE COMPANIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF MORGAN STANLEY AND THE COMPANIES AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MORGAN STANLEY AND THE COMPANIES, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER

COURTS TO THE JURISDICTION OF WHICH MORGAN STANLEY OR THE COMPANIES ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

      10. Entire Agreement. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

      11. Notices. All notices required or permitted to be sent under this Agreement shall be sent, if to the Adviser:

      120 East Liberty Drive, Suite 400
      Wheaton, Illinois 60187
      Attention: W. Scott Jardine

or if to the Sub-Adviser or the Sub-Sub-Adviser:

      Henderson Global Investors
      737 N. Michigan Avenue, Suite 1700
      Chicago, Illinois 60611
      Attention: Legal Department

      with a copy to

      Henderson Global Investors
      201 Bishopsgate, London EC2M 3AE
      United Kingdom
      Attention: Legal Department

or if to Morgan Stanley:

      Morgan Stanley & Co. LLC
      1585 Broadway
      New York, New York 10036
      Attention:  General Counsel

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit by certified U.S. mail, postage prepaid, or when actually received, whether by hand, express delivery service or facsimile or other electronic transmission, whichever is earlier.

      12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

     This Agreement shall be effective as of the date first written above.


                                           Very truly yours,


                                           FIRST TRUST ADVISORS L.P.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           HENDERSON GLOBAL INVESTORS
                                           (NORTH AMERICA) INC.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                           HENDERSON INVESTMENT
                                           MANAGEMENT LIMITED


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:



Accepted and agreed to as of the
date first above written:

MORGAN STANLEY & CO. LLC


By:
    ---------------------------------
    Name:
    Title:

                           INDEMNIFICATION AGREEMENT


                                                            September [__], 2015


Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036


Ladies and Gentlemen:

      In connection with the engagement of Morgan Stanley & Co. LLC ("Morgan Stanley") to advise and assist the undersigned (together with their respective affiliates and subsidiaries, referred to as the "Companies") with the matters set forth in the Structuring Fee Agreement dated September [__], 2015 between the Companies and Morgan Stanley (the "Fee Agreement"), in the event that Morgan Stanley becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") with respect to the services performed in connection with, or arising out of, or based upon the Fee Agreement, including, without limitation, related services and activities prior to the date of the Fee Agreement, the Companies have agreed to indemnify and hold harmless Morgan Stanley and Morgan Stanley's affiliates and their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of Morgan Stanley's affiliates (Morgan Stanley and each such other person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the activities (the "Activities") performed by any Indemnified Person in connection with, or arising out of, or based upon, the Fee Agreement and/or any action taken by any Indemnified Person in connection therewith (including, without limitation, any presentation given by the Companies and an Indemnified Person relating to the common shares of beneficial interest, par value $0.01 per share (the "Shares") of First Trust Dynamic Europe Equity Income Fund (the "Fund")), and will reimburse each Indemnified Person for all expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any Proceeding related to, arising out of or in connection with the Activities, whether or not pending or threatened and whether or not any Indemnified Person is a party. The Companies will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person. The Companies also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Companies related to, arising out of or in connection with the Activities, except for any such liability for losses, claims, damages or liabilities incurred by the Companies that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person.

      Notwithstanding the foregoing, in no event shall the Companies be responsible for any losses, claims, damages or liabilities to any Indemnified Person arising from any such Proceeding in excess of the gross proceeds received by the Fund from the initial public offering of the Shares of the Fund (the "Offering"); provided, however, that the Companies shall, as set forth above, indemnify and be responsible for, regardless of the gross proceeds received by the Fund from the Offering, all expenses (including fees and expenses of counsel) incurred in connection with investigating, preparing, pursuing or defending any Proceeding related to, arising out of or in connection with the Activities, whether or not pending or threatened and whether or not any Indemnified Person is a party, as set forth above.

      The Companies will not, without Morgan Stanley's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such Proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement (the "Indemnification Agreement") will, without the Companies' prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding.

      If such indemnification were not to be available for any reason, the Companies agree to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Companies (including the net proceeds from the Shares sold by Morgan Stanley in the Offering before deducting expenses) and their equity holders and affiliates, on the one hand, and Morgan Stanley, on the other hand, in the matters contemplated by the Fee Agreement or
(ii) if (but only if and to the extent) the allocation provided for in clause
(i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Companies and their equity holders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Companies agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Companies and their equity holders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Companies or their equity holders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Morgan Stanley has been retained to perform financial services bears to the fees paid to Morgan Stanley under the Fee Agreement; provided that in no event shall the Companies contribute less than the amount necessary to assure that Morgan Stanley is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Morgan Stanley pursuant to the Fee Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Companies or other conduct by the Companies (or their employees or other agents), on the one hand, or by Morgan Stanley, on the other hand.

      This Indemnification Agreement, together with the Fee Agreement, any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this agreement) that relate to the Offering, represents the entire agreement between the Companies and the Indemnified Persons with respect to the fee paid to Morgan Stanley under the Fee Agreement.

      The Companies acknowledge that in connection with the Offering and the services performed pursuant to the Fee Agreement: (i) Morgan Stanley has acted at arm's length, is not an agent of, and owes no fiduciary duties to, the Companies, the Fund or any person affiliated with the Fund or the Companies,
(ii) Morgan Stanley owes the Companies only those duties and obligations set forth in this Indemnification Agreement and the Fee Agreement and (iii) Morgan Stanley may have interests that differ from those of the Companies. Each Company waives to the full extent permitted by applicable law any claims any of the Company, the Fund or any person affiliated with the Fund or the Company may have against Morgan Stanley arising from an alleged breach of fiduciary duty in connection with the Offering or the services performed pursuant to the Fee Agreement.

      The provisions of this Indemnification Agreement shall apply to the Activities and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of Morgan Stanley's services under the Fee Agreement.

      This Indemnification Agreement may not be assigned by either party without prior written consent of the other party. No provision of this Indemnification Agreement may be amended or waived except by an instrument in writing signed by the parties hereto. This Indemnification Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Indemnification Agreement ("Claim"), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum. Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party at the address provided in Section 11 of the Fee Agreement shall be deemed effective service of process on such party. EACH OF MORGAN STANLEY AND THE COMPANIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. EACH OF MORGAN STANLEY AND THE COMPANIES AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MORGAN STANLEY AND THE COMPANIES, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH MORGAN STANLEY OR THE COMPANIES ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT. This Indemnification Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Indemnification Agreement by facsimile or other electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

                                           Very truly yours,

                                           FIRST TRUST ADVISORS L.P.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           HENDERSON GLOBAL INVESTORS
                                           (NORTH AMERICA) INC.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           HENDERSON INVESTMENT
                                           MANAGEMENT LIMITED


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


Accepted and agreed to as of the
date first above written:

MORGAN STANLEY & CO. LLC


By:
    ---------------------------------
    Name:
    Title: